CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Combined Proxy Statement and Prospectus on Form N-14 of Trust for Advised Portfolios. Such reference is included under “Independent Accountants”.

/s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania
July 23, 2014